                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A
                                  --------

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               DELTAGEN, INC.
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          (Exact name of registrant as specified in its charter)

  Delaware (after reincorporation)                    94-3260659
------------------------------------  -----------------------------------------
(State of incorporation or              (I.R.S. Employer Identification No.)
organization)


              1003 Hamilton Avenue, Menlo Park, California 94025
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              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of each exchange on which each
Title of each class to be so registered          class is to be registered
---------------------------------------    ------------------------------------
               None                                       None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

     Securities Act registration statement file number to which this form relates: 333-34668

     Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                   ----------------------------------------
                              (Title of class)

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Item 1.     Description of Registrant's Securities to be Registered.
            --------------------------------------------------------


     In response to this item, incorporated by reference is the description of the Common Stock, $0.001 par value per share (the "Common Stock"), of Deltagen, Inc. (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated July 17, 2000 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-34668) (the "Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

Item 2.     Exhibits.
            ---------

       The following exhibits are filed as a part of this Registration
Statement:

       Exhibit
       Number        Description of Document
       ------        -----------------------
       1(a)*         Restated Certificate of Incorporation of the Registrant,
                     as filed with the Secretary of State of the State of
                     Delaware on January 21, 2000 (incorporated herein by
                     reference to Exhibit 3(i).1 of the Registration Statement).

       1(b)*         Certificate of Amendment of Restated Certificate of
                     Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on July 12,
                     2000 (incorporated herein by reference to Exhibit 3(i).2 of the Registration Statement).

       1(c)*         Form of Restated Certificate of Incorporation of the
                     Registrant, to be filed upon the closing of the offering
                     (incorporated herein by reference to Exhibit 3(i).3 of the Registration Statement).

       2(a)* Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii).1 of the Registration Statement).

       2(b)* Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering
                     (incorporated herein by reference to Exhibit 3(ii).2 of the Registration Statement).

       3*            Form of Common Stock Certificate of Registrant
                     (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

       4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital
                     Stock" set forth on page 64 of the Prospectus (Subject to Completion) dated July 17, 2000 is incorporated

------------------
* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.
* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.

                                             -2-
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                     herein by reference from the Registration Statement.  If
                     such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

                                         SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  July 25, 2000.


                                         DELTAGEN, INC.


                                         By   /s/ William Matthews, Ph.D.
                                           -------------------------------------
                                                  William Matthews, Ph.D.
                                           President and Chief Executive Officer


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                              INDEX TO EXHIBITS
                              -----------------


Exhibit
Number        Exhibit
-------       -------

1(a)*         Amended and Restated Certificate of Incorporation of the
              Registrant, as filed with the Secretary of State of the State of Delaware on January 21, 2000 (incorporated herein by reference to Exhibit 3(i).1 of the Registration Statement).

1(b* Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on July 12, 2000 (incorporated herein by reference to Exhibit 3(i).2 of the Registration Statement).

1(c)* Form of Restated Certificate of Incorporation of the Registrant, to be filed upon the closing of the offering (incorporated herein by reference to Exhibit 3(i).3 of the Registration Statement).

2(a)* Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(ii).1 of the Registration Statement).

2(b)* Form of Amended and Restated Bylaws of the Registrant, to be effective upon the closing of the offering (incorporated herein by reference to Exhibit 3(ii).2 of the Registration Statement).

3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

4 The description of the Common Stock of the Registrant contained under the caption "Description of Capital Stock" set forth on page 64 of the Prospectus (Subject to Completion) dated July 17,
              2000 is incorporated herein by reference from the Registration
              Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

-----------------
* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.
* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.


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